NSAR ITEM 77O
July 1, 2002 - December 31, 2002
VK Equity and Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            Safeway Inc.  Salomon Smith  3,440,000    0.430      8/07/02
                               Barney

    2            Inco Ltd.     Merrill Lynch  2,195,000    0.549     09/18/02


    3            International JP Morgan         845       0.0845    10/24/02
                 Paper



Underwriters for #1
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
McDonald Investments Inc.
Muriel Siebert & Co., Inc.
U.S. Bancorp Piper Jaffray Inc.
Wells Fargo Brokerage Services, LLC


Underwriters for #2
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated


Underwriters for #3
J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
Banc of America Securities LLC
BNP Paribas Securities Corp.
Commerzbank Capital Markets Corp.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Tokyo-Mitsubishi International plc
UBS Warburg LLC